Exhibit 99.8
LETTER AGREEMENT
November 14, 2007
Re: Contribution and Reimbursement Agreement
Ladies and Gentlemen:
     Reference is hereby made to that certain CONTRIBUTION AND REIMBURSEMENT AGREEMENT, dated as of July 18, 2007 (the “Agreement”), by and among (i) Appaloosa Management L.P., a limited partnership formed under the laws of the State of Delaware (“AMLP”), (ii) Harbinger Capital Partners Master Fund I, Ltd., an exempted company incorporated in the Cayman Islands (“Harbinger Master Fund”), (iii) Harbinger Capital Partners Special Situations Fund, L.P., a limited partnership formed under the laws of the State of Delaware (“Harbinger Special Situations,” and together with Harbinger Master Fund, “Harbinger”), (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (“Merrill”), (v) UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware (“UBS”), (vi) Goldman, Sachs & Co., a New York limited partnership (“GS”) and (vii) Pardus Special Opportunities Master Fund L.P., a limited partnership formed under the laws of the Cayman Islands (“Pardus”). Each of AMLP, Harbinger, Merrill, UBS, GS and Pardus are sometimes referred to herein individually as a “Contributor” and collectively as the “Contributors.” Capitalized terms used herein but not defined shall have the meanings given to them in the Agreement.
     In connection with the execution and delivery of that certain proposal letter, dated November 14, 2007, delivered by the Contributors to the Company on such date (“the Proposal”) with respect to that certain Restated First Amendment to the Equity Purchase and Commitment Agreement, attached hereto as Exhibit 1 (as it may be modified or supplemented from time to time, the “First Amendment”), by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware, Harbinger Del-Auto Investment Company, Ltd., an exempted company incorporated in the Cayman Islands, Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, UBS Securities LLC, a Delaware limited liability company, Goldman, Sachs & Co., a New York limited partnership, Pardus DPH Holding LLC, a Delaware limited liability company and the Company, and in consideration of the mutual agreements contained in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Contributor hereby acknowledges and agrees:
     (i) that all references in the Agreement to the Equity Commitment and Purchase Agreement (the “EPCA”) shall, for all purposes, be deemed to mean and include the EPCA as amended from time to time; and
     (ii) that the Agreement shall remain in full force and effect, and all rights and obligations of such Contributor set forth in the Agreement shall remain in full force and effect, in each case,

as though the First Amendment had been executed concurrently with the execution of the Agreement.
     Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended by this letter agreement. This letter agreement shall operate as an amendment of the provisions of the Agreement referred to specifically herein. Except as specifically amended by this letter agreement and as set forth in the preceding sentence, the Agreement shall remain in full force and effect. Except as expressly provided herein, this letter agreement shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed as of the day and year first above written.

APPALOOSA MANAGEMENT L.P.
By:	/s/ James E. Bolin
	Name:	James E. Bolin
	Title:	Partner

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
By:	Harbinger Capital Partners Offshore
Manager, L.L.C., as investment manager

By:	/s/ William R. Lucas, Jr.
	Name:	William R. Lucas, Jr.
	Title:	Executive Vice President

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
By:	Harbinger Capital Partners Special
Situations GP, LLC, as general partner

By:	/s/ William R. Lucas, Jr.
	Name:	William R. Lucas, Jr.
	Title:	Executive Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Graham Goldsmith
	Name:	Graham Goldsmith
	Title:	Managing Director

UBS SECURITIES LLC
By:	/s/ Steven Smith
	Name:	Steven Smith
	Title:	Managing Director

By:	/s/ Andrew Kramer
	Name:	Andrew Kramer
	Title:	Managing Director

GOLDMAN, SACHS & CO.
By:	/s/ Justin Slatky
	Name:	Justin Slatky
	Title:	Managing Director

PARDUS SPECIAL OPPORTUNITIES MASTER FUND L.P.
By:	PARDUS CAPITAL MANAGEMENT L.P., its
investment manager

By:	PARDUS CAPITAL MANAGEMENT L.L.C., its
general partner

By:	/s/ Joseph Thorton
	Name:	Joseph Thorton
Title: